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EXHIBIT 99.1

    For Immediate Release

    For more information, please contact:

  Robin Krueger
  Chief Financial Officer
  (425)576-7062
  robin.krueger@imagex.com

ImageX.com Raises $5 Million in New Common Equity

    KIRKLAND, Wash.—June 11, 2001—ImageX.com®, Inc. (NASDAQ: IMGX), the leading e-print technology provider for online management and procurement of branded communications materials, today announced the completion of a $5 million private financing. The company sold 4,273,504 shares of common stock at $1.17 per share, based upon the trailing 30 day average price of its shares as of June 4, 2001. In addition, the company issued to the investors seven-year warrants representing the right to purchase 769,231 additional shares of company common stock at the same per share price. The financing group consisted of existing institutional and accredited investors led by ALTA California Parters II, L.P. and ALTA Embarcadero Partners II, L.L.C.

    "We are pleased that existing shareholders who understand our technology and business model have expressed their confidence in ImageX.com." said Rich Begert, president and CEO of ImageX.com. "We service part of an overall $306 billion annual market with cost-efficient printing services achieved through patent-pending technology. These investors have confidence we are on track to capture a significant part of that market."

    "We are currently meeting the cost cutting goals set out last quarter," said Robin Krueger, CFO of ImageX.com. "The extra cash will provide a hedge against a prolonged weakness in the economy over which we have no control." The transaction is a straight sale of equity with no restrictions on future transactions. "This structure provides significant benefits at a reasonable price based on current market conditions," continued Krueger. "While we believe we have sufficient cash balances to reach profitability, this financing provides increased liquidity, significant balance sheet improvement, and the ability to pursue aggressive execution of our business plan."

    The company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of these shares. These shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Unless so registered, the shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Any such resale will be made only by means of a prospectus. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Conference Call

    ImageX.com will hold a conference call to discuss the new financing at 12:00 p.m. (EST), Tuesday June 12, 2001. Interested parties can call (888) 868-9083 (domestic callers) or (973) 633-1010 (international callers). No reservation number is required. An Internet replay will be available at the investor relation section of ImageX.com's Web site, www.imagex.com.

    About ImageX.com

    Founded in 1995 and based in Kirkland, Wash., ImageX.com (Nasdaq: IMGX) is the leading e-print technology provider for online management and procurement of branded communication materials. With 81 patents pending, the company's advanced technology reduces costs related to procuring branded communications materials. ImageX.com's blue chip customer base includes AT&T, Automatic Data Processing (ADP), CB Richard Ellis, GE, Kraft, Merck and Co., Liz Claiborne and

many others. More information on the company and its services can be obtained from http://www.imagex.com or by calling (877) 682-0880.

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    Registered trademarks and service marks are the property of their respective owners.

    Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are based on the opinions and estimates of management only as of the date of this release and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in ImageX.com's registration statements and periodic reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2001 filed on May 14, 2001 and its 10-K for the year ended December 31, 2000, which was filed on March 22, 2001. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. ImageX.com undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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ImageX.com Raises $5 Million in New Common Equity